UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2014, ZaZa Energy Corporation (“ZaZa”) and an affiliate of Quantum Energy Partners (“Quantum”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”), which includes an East Texas Development Agreement comprising Walker, Grimes, Madison, Trinity, and Houston counties (collectively, the “Quantum Agreements”).  Pursuant to the terms of the Quantum Agreements:

•                  ZaZa will assign to Quantum an approximately 4 percent working interest (6,000 of ZaZa’s net acres) in undeveloped leases within ZaZa’s East Texas JV.  ZaZa is retaining its interest in all existing wells in the East Texas JV and is reserving the right to participate with respect to Quantum’s working interest in the next 15 East Texas JV wells that are spudded, drilled and completed after the closing of the Quantum transaction, as long as those wells are spudded, drilled and completed on or before the second anniversary of the closing of the transaction (the “Reserved Wells”).

•                  ZaZa will receive approximately $17 million of total consideration, consisting of both cash and ZaZa’s right to receive Quantum’s interest in the Reserved Wells.

•                  Pursuant to the Development Agreement to be entered into at the closing of the Quantum transaction, ZaZa and Quantum will establish an area of mutual interest for future acreage acquisitions in Walker, Grimes, Madison, Trinity, and Houston counties.

•                  ZaZa will receive ongoing G&A and cost reimbursements from Quantum for providing services related to their jointly owned assets in Walker, Grimes, Madison, Trinity, and Houston counties.

•                  Two years after the closing of the Quantum transaction, Quantum has the right to cause ZaZa to purchase Quantum’s interest in the jointly owned assets on an all or nothing basis for a cash price based on Quantum’s out-of-pocket cost of acquiring and renewing leases under the Quantum Agreements.

The closing of the Quantum transaction is subject to receiving the approval of ZaZa’s existing East Texas JV partner and other customary closing conditions.  There can be no assurance that all of the closing conditions will be satisfied.

Item 7.01 Regulation FD Disclosure

On August 27, 2014, the Company issued a press release announcing its entry into the Purchase and Sale Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1*	Press Release dated August 27, 2014.

*          Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2014

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release dated August 27, 2014.

*          Furnished herewith